As filed with the Securities and Exchange Commission on January 26, 2005
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Education Realty Trust, Inc.

(Exact name of registrant as specified in governing instruments)

530 Oak Court Drive, Suite 300

Memphis, Tennessee 38117
(901) 259-2500
(Address, including zip code and telephone number,
including area code, of registrant’s principal executive offices)

Paul O. Bower

President and Chief Executive Officer
Education Realty Trust, Inc.
530 Oak Court Drive, Suite 300
Memphis, Tennessee 38117
(901) 259-2500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Rosemarie A. Thurston John A. Earles Morris, Manning & Martin, LLP 1600 Atlanta Financial Center 3343 Peachtree Road, N.E. Atlanta, Georgia 30326 (404) 233-7000	John A. Good Marla F. Adair Helen G. Woodyard Bass, Berry & Sims PLC 100 Peabody Place, Suite 900 Memphis, Tennessee 38103 (901) 543-5900

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-119264

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of	Amount	Offering Price	Aggregate	Amount of
Securities to be Registered(1)	Registered(2)	Per Share(3)	Offering Price(3)	Registration Fee

Common Stock, $.01 par value per share	805,000 Shares	$16.00	$12,880,000	$1,515.98

(1) 21,045,000 shares were registered under SEC File No. 333-119264, with respect to which a filing fee of $42,109 was previously paid.

(2) Includes 105,000 shares attributable to the underwriters’ over-allotment option.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

EXPLANATORY NOTE

This registration statement relates to the initial public offering of common stock of Education Realty Trust, Inc., a Maryland corporation, contemplated by a Registration Statement on Form S-11, as amended (File No. 333-119264) (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission on January 25, 2005. This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and is filed solely to increase the number of shares to be offered by 700,000 shares plus up to 105,000 additional shares that may be sold pursuant to the underwriters’ over-allotment option. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the prospectus contained therein, any prospectus supplement and all exhibits to the Prior Registration Statement, are hereby incorporated into this Form S-11 by reference.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on this 26th day of January, 2005.

EDUCATION REALTY TRUST, INC.

By:	/s/ PAUL O. BOWER

Paul O. Bower
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PAUL O. BOWER Paul O. Bower	President, Chief Executive Officer and Director (Principal Executive Officer)	January 26, 2005

/s/ RANDALL H. BROWN Randall H. Brown	Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)	January 26, 2005

/s/ J. DREW KOESTER J. Drew Koester	Chief Accounting Officer (Principal Accounting Officer)	January 26, 2005

All exhibits filed with or incorporated by reference in Registration Statement No. 333-119264, as amended, are incorporated by reference into, and shall be deemed a part of, this Registration Statement, except for the following which are filed herewith.

EXHIBIT INDEX

Exhibit	Description of Document

5.1	Opinion of Venable LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Venable LLP (included in its opinion filed as Exhibit 5.1 hereto).